Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-238906 and 333-234538) and Form S-8 (Nos. 333-236373, 333-228547, 333-228123, and 333-258639) of Twist Bioscience Corporation of our report dated November 22, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

November 22, 2021